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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                             July 11, 2008
                             -------------

                       WESTAMERICA BANCORPORATION
                       --------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
                                ----------
              (State or Other Jurisdiction of Incorporation)


                001-9383                       94-2156203
                --------                       ----------
        (Commission File Number)    (IRS Employer Identification No.)


         1108 Fifth Avenue, San Rafael, California          94901
         ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


                             (707) 863-6000
                             --------------
            (Registrant's Telephone Number, Including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))


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Form 8-K

Item 2.02, Results of Operations and Financial Condition

Westamerica Bancorporation (NASDAQ: WABC) will release results of operations for the second quarter 2008 and financial condition as of June 30, 2008 on July 15, 2008 at approximately 8:00 a.m. Pacific Time. Westamerica will report an "other than temporary impairment" (OTTI) charge against earnings totaling $18.2 million, or $10.5 million after tax, related to various FHLMC and FNMA preferred stock securities. This charge has not reduced Westamerica Bancorporation's shareholders' equity since the securities have routinely been carried at market value on the Company's balance sheet. Following this impairment charge, the securities will have a carrying value of $44.5 million.

Westamerica expects to report the following results of operations and financial condition following the second quarter 2008. Second quarter 2008 EPS of $0.42 including the OTTI charge, which reduced EPS $0.35. A second quarter 2008 net interest margin of 5.16 percent, up 0.37 percent from the first quarter 2008 due to a lower cost of funds. June 30, 2008 classified loans totaling $33.5 million, essentially unchanged from $33.3 million at March 31, 2008. June 30, 2008 non-performing loans of $12.0 million, or 0.49 percent of total loans, and a loan loss reserve to total loans ratio of 2.10 percent. During the second quarter 2008, shareholders' equity growth of $10 million due to the retention of earnings in excess of shareholder dividends, which were increased by the Board of Directors in April 2008. Total regulatory capital as of June 30, 2008 of 11.4 percent for Westamerica Bancorporation and 10.9 percent for Westamerica Bank, both ratios continuing to surpass the "well capitalized" threshold of 10.0 percent.

FORWARD-LOOKING INFORMATION:

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent annual and quarterly reports filed with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended March 31, 2008 and Form 10-K for the year ended December 31, 2007, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.


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                              Signatures

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/    JOHN "ROBERT" THORSON
-------------------------------------------------
John "Robert" Thorson
Senior Vice President and Chief Financial Officer
July 11, 2008